EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amtech Systems, Inc. 2007 Employee Stock Incentive Plan of our report dated December 11, 2013, relating to the consolidated financial statements of Amtech Systems, Inc. and Subsidiaries for the years ended September 30, 2013 and 2012, which appears in Amtech Systems, Inc. and Subsidiaries' Annual Report on Form 10-K for the year ended September 30, 2013.

/s/ Mayer Hoffman McCann P.C.
Mayer Hoffman McCann P.C.

Phoenix, Arizona
June 20, 2014